                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

 Filed by the Registrant [_]
 Filed by a Party other than the Registrant [_]
 [_] Preliminary Proxy Statement                [_] Confidential, for Use of
                                                    the Commission Only (as
                                                    permitted by Rule 14a-
                                                    6(e)(2))
 [X] Definitive Proxy Statement
 [_] Definitive Additional Materials
 [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             KPMG CONSULTING, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.
1)  Title of each class of securities to which transaction applies:
2)  Aggregate number of securities to which transactions applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
1)  Amount Previously Paid:
2)  Form, Schedule or Registration Statement No.:
3)  Filing Party:
4)  Date Filed:

Notes:

                      [KPMG CONSULTING LOGO APPEARS HERE]

                             KPMG CONSULTING, INC.

                            1676 INTERNATIONAL DRIVE
                             McLEAN, VIRGINIA 22102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Holders of Common Stock:

  The Annual Meeting of Stockholders of KPMG Consulting, Inc. is called to be held on Wednesday, November 7, 2001, at 9:30 a.m. at the Sheraton Premiere Hotel, Junior Ballroom, 8661 Leesburg Pike, Vienna, Virginia 22182, for the following purposes:

  (a) Election of two directors to hold office until the Annual Meeting of Stockholders that is to be held in 2004 and until their respective successors are duly elected and qualify; and

  (b) Consideration of such other business as may properly come before the meeting.

  Holders of Common Stock of the Company as of the close of business on September 21, 2001 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

  For the convenience of stockholders, a form of proxy is enclosed. You are urged to complete and return the proxy.

                                 By Order of the Board of Directors

                                 David W. Black
                                 Secretary

October 1, 2001

                             KPMG CONSULTING, INC.

                            1676 INTERNATIONAL DRIVE
                             McLEAN, VIRGINIA 22102

                                PROXY STATEMENT
               (First Mailed to Stockholders on October 1, 2001)

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of KPMG Consulting, Inc. (the "Company" or "KPMG Consulting") to be voted at the Annual Meeting of Stockholders on November 7, 2001 and at any adjournment or adjournments thereof (the "meeting"). The solicitation of proxies generally will be by mail and by directors, officers and regular employees of the Company. In some instances, solicitation may be made by telephone, telecopy or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,500 plus a charge for contacting specific stockholders and reasonable out-of-pocket expenses and disbursements.

  Each properly executed proxy will be voted in accordance with the instructions marked on it. In the absence of specific instructions, a proxy will be voted for the election of directors and nominees listed in the Proxy Statement, in accordance with the Board of Directors' recommendation as to any proposal listed in the Proxy Statement and in the best discretion of the proxy holders as to any other matters, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting or any adjournment or adjournments thereof.

  Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to exercise of the proxy. Such right of revocation is not limited or subject to compliance with any formal procedure.

  Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Company ("Common Stock") present in person or represented by proxy at a meeting at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors.

  On September 21, 2001, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, the Company had outstanding and entitled to vote, after deducting treasury shares, 158,524,563 shares of Common Stock. This class of stock has no cumulative voting rights, and each issued and outstanding share of Common Stock is entitled to one vote at the meeting and any adjournment or adjournments thereof.

  The Annual Report of the Company and the Company's 2001 Form 10-K, including financial statements for the fiscal year ended June 30, 2001, have been mailed to all stockholders with this

Proxy Statement. You may receive, without charge, a copy of the Company's 2001 Form 10-K as filed with the Securities and Exchange Commission by contacting Deborah L. Mandeville, Investor Relations, KPMG Consulting, Inc., 99 High Street, Boston, Massachusetts 02110-2371. Except as otherwise indicated, information in this Proxy Statement is current as of September 15, 2001.

                   ELECTION OF DIRECTORS AND RELATED MATTERS

  The Board of Directors currently consists of seven directors. Under the Company's Certificate of Incorporation, the Company has a classified board. As a result, two directors are up for election at the Annual Meeting of Stockholders to be held on November 7, 2001 and, if elected, their new terms of office will expire at the Annual Meeting of Stockholders that is held in 2004 or when their successors are elected and qualify.

  The remaining five directors serve terms which expire at either the Annual Meeting of Stockholders to be held in 2002 or the Annual Meeting of Stockholders to be held in 2003.

  In connection with the acquisition by Cisco Systems, Inc. ("Cisco") on January 31, 2000 of certain stock of the Company, the Company agreed in the related Investor Rights Agreement to use its best efforts to elect one representative of Cisco to the Company's Board of Directors as long as Cisco's ownership position exceeds 5% of the Company's Common Stock. Douglas C. Allred currently serves as a director, and he is recommended for re-election, under this provision.

  If one or more of the nominees for director is unable to serve for any reason or if a vacancy otherwise exists on the Board of Directors, the holders of proxies solicited hereby reserve the right to nominate and vote for any other person or persons of their choice.

  Certain information as to the nominees who are to be considered for election at the Annual Meeting of Stockholders and the other directors follows:

Nominees for Term Expiring in 2001

  Douglas C. Allred, age 50, has been a member of the Company's Board since January 2000. Mr. Allred is Senior Vice President, Cisco Services of Cisco Systems, Inc. and has served in that capacity since 1991. Prior to joining Cisco, Mr. Allred was Vice President of Worldwide Support for Oracle Corporation. Mr. Allred currently serves as a director of Saba Software, Inc., a learning management internet software company, and NextPage, Inc., a private peer-to-peer content networking solutions company. He is active in the education community and serves on the advisory boards of the Rawlins School of eBusiness at Brigham Young University and the College of Engineering and Architecture at Washington State University. Mr. Allred received his bachelor of science degree from Washington State University.

  Afshin Mohebbi, age 38, has been a member of the Company's Board since April 2001. Mr. Mohebbi is President and Chief Operating Officer of Qwest Communications International, Inc. ("Qwest") and has served in this capacity since April 2001. From July 2000 until April 2001, Mr. Mohebbi served as President, Worldwide Operations of Qwest. From May 1999 until July 2000,
Mr. Mohebbi served as President and Chief Operating Officer at Qwest prior to its merger with U S

WEST, Inc. Prior to joining Qwest, Mr. Mohebbi had an 18-year career in the communications industry. He served as President and managing director of the United Kingdom Markets for British Telecom and was a member of the company's management board. In 1997, Mr. Mohebbi accepted the position of Vice President-Business Marketing for SBC Communications, Inc. Mr. Mohebbi began his career with Pacific Bell in 1983, where he held a variety of positions, including Vice President-Business Markets.

Directors Whose Terms Expire in 2002

  Wolfgang Kemna, age 43, has been a member of the Company's Board since April 2001. Mr. Kemna is President and Chief Executive Officer of SAP America, Inc. and has served in this capacity since April 2000. He is also a member of SAP AG's ("SAP") extended executive board. From July 1998 until April 2000, Mr. Kemna served as Managing Director at SAP's German subsidiary responsible for sales and marketing efforts. Prior to July 1998, Mr. Kemna served for three years as Managing Director of SAP Southern Africa. Between 1995 and 1998, Mr. Kemna headed SAP's operations in Africa, the Middle East and the southeast of Europe.

  Jay H. Nussbaum, age 58, has been a member of the Company's Board since April 2001. Mr. Nussbaum is Executive Vice President, Oracle Service Industries of Oracle Corporation ("Oracle") and has served in this capacity since October 1998. From 1992 until October 1998, Mr. Nussbaum served as Senior Vice President and general manager of the company's government, education and healthcare groups. Prior to joining Oracle, Mr. Nussbaum worked at Xerox Corporation, where he held various management roles during his 24-year tenure, including President of Integrated Systems Operations. Mr. Nussbaum is active in the education community and has served on several key advisory boards for James Madison University, George Mason University and the University of Maryland. In addition, Mr. Nussbaum is on the Board of Directors of the Armed Forces Communications and Electronics Association (AFCEA).

Directors Whose Terms Expire in 2003

  Randolph C. Blazer, age 51, has been a member of the Company's Board since August 1999. Mr. Blazer has served as President and Chief Executive Officer of the Company since April 2000 and has served as Chairman of the Board since February 2001. From 1997 until April 2000, Mr. Blazer served as a member of a two-person executive team (including as Co-Chief Executive Officer and Co-President from August 1999 until April 2000) that directed all KPMG Consulting services, managing its consulting professionals within various industry lines of business around the world. From 1991 until 1997, Mr. Blazer served as partner-in-charge of KPMG LLP's public sector consulting practice, where he oversaw all consulting products and service offerings for the line of business serving federal, state and local governments and higher education institutions. Mr. Blazer joined KPMG LLP in 1977 as a consulting professional in the Washington, D.C. office.

  Roderick C. McGeary, age 51, has been a member of the Company's Board since August 1999. Mr. McGeary is currently the Chief Executive Officer of Brience, Inc., a wireless and broadband company. From August 1999 until April 2000, Mr. McGeary served as Co-Chief Executive Officer and Co-President of KPMG Consulting. In April 2000, Mr. McGeary resigned as Co-Chief Executive Officer and Co-President of KPMG Consulting and served as a Managing Director of KPMG

Consulting, LLC through June 30, 2000. From January 1997 to August 1999, Mr. McGeary served as Co-Vice Chairman of consulting for KPMG LLP, sharing this role with Mr. Blazer. From 1994 through 1996, he headed the West Coast consulting business for KPMG LLP. Prior to 1994, Mr. McGeary served in a number of positions for KPMG LLP as a consulting partner and as an assurance partner. Mr. McGeary currently serves as a director of DigitalThink, Inc., an education company. Mr. McGeary is a Certified Public Accountant and received his bachelor of science degree from Lehigh University.

  Alice M. Rivlin, age 70, became a member of the Company's Board on October 1, 2001. Ms. Rivlin is a Senior Fellow in the Economic Studies program at The Brookings Institution, where she is the Co-Director of the Greater Washington Research Program. Ms. Rivlin also is the Henry Cohen Professor of Urban Management and Policy at the Milano Graduate School of the New School University. She was Chair of the District of Columbia Financial Management Assistance Authority (known as the D.C. Control Board) until September 2001. Ms. Rivlin served as Vice Chair of the Federal Reserve Board from 1996 to 1999. She was Director of the White House Office of Management and Budget from 1994 to 1996, and before that served as Deputy Director (1993-94). Ms. Rivlin was the founding Director of the Congressional Budget Office, a position she held from 1975 to 1983. She has taught at Harvard and George Mason Universities, served as President of the American Economic Association and received a MacArthur Foundation Prize Fellowship. Ms. Rivlin received a bachelor of arts degree in economics from Bryn Mawr College and a Ph.D from Radcliffe College (Harvard University) in economics.

  Please note that no family relationships exist between any of the directors or between any such directors and any executive officer of the Company.

  The Board of Directors has established four permanent committees of the Board--the Executive, Audit, Compensation and Special Transactions Committees-- to perform certain designated functions.

  The Executive Committee, composed of Messrs. Blazer (Chair), Allred and McGeary, may, with limited exceptions, exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by the Delaware General Corporation Law. The Executive Committee held one telephonic meeting during fiscal year 2001.

  The Audit Committee was composed of Messrs. Nussbaum (Chair), Kemna and Mohebbi until October 1, 2001. At that time, Ms. Rivlin became a director and was designated to serve as Chair of the Committee. Mr. Nussbaum then ceased to be a member of the Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Audit Committee serves as an independent and objective body to monitor the Company's financial reporting process and internal control systems; serves, together with the Board, as the ultimate authority to which the independent auditor (the "Independent Auditor") and the internal auditing department (which is to be established) ("Internal Audit") are accountable, and has, together with the Board, the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Auditor; monitors the independence and performance of the Independent Auditor and Internal Audit, including reviewing their audit efforts; and provides an open avenue of communication among the

Independent Auditor, financial and senior management, Internal Audit, and the Board. In May 2001, the Chairman of the Audit Committee reviewed with management and the Independent Auditor the Company's Form 10-Q for the quarter ended March 31, 2001 prior to the filing of the Form 10-Q with the Securities and Exchange Commission. In September 2001, the members of the Audit Committee reviewed with management and the Independent Auditor the Company's Form 10-K for the fiscal year ended June 30, 2001, including the Company's audited financial statements, prior to its filing with the Securities and Exchange Commission.

  The Compensation Committee, composed of Messrs. McGeary (Chair), Allred and Nussbaum, oversees the Company's compensation policies for officers and the Company's benefit plans and reviews such other matters as may be delegated to the Compensation Committee by the Board of Directors from time to time. The Compensation Committee held two meetings during fiscal year 2001.

  The Special Transactions Committee has one member, Mr. Blazer. The Special Transactions Committee may consider, evaluate and approve potential transactions resulting in (i) the acquisition of assets, business or stock of third parties for cash, stock of the Company or other consideration, or (ii) the disposition of assets, provided that the consideration for each such acquisition or disposition may not exceed the greater of $50,000,000 or 10% of the Company's consolidated assets. The Special Transactions Committee took action on one occasion in fiscal year 2001.

  The Board of Directors determines the criteria and qualifications for membership on the Board of Directors, fills vacancies on the Board and recommends nominees for election to the Board. In addition to other applicable requirements, for a nomination of a director to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given notice in proper written form to the corporate secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

  During fiscal year 2001, the Board of Directors of the Company held four meetings in addition to three meetings held by Board Committees. During their respective terms as directors, all directors of the Company attended 75% or more of the aggregate of all Board meetings and meetings of Committees of which they were a member.

  The following table sets forth the number of shares of Common Stock beneficially owned by each named executive officer (see the Summary Compensation Table below) and each director of the Company, by all directors and executive officers of the Company as a group and by all persons, to the knowledge of the Company, beneficially owning more than 5% of the Company's Common Stock.

           EQUITY SECURITIES BENEFICIALLY OWNED ON SEPTEMBER 15, 2001

                                                     Common Stock
                                               -------------------------------
                                                                  Percent of
Name of Beneficial Owner                       Number of            Shares
or Identity of Group                           Shares(1)        Outstanding(2)
------------------------                       ----------       --------------
Named Executive Officers
Randolph C. Blazer............................    373,163              (3)
Bradley J. Schwartz...........................    270,787              (3)
Michael J. Donahue............................    236,828              (3)
Robert C. Lamb, Jr............................     68,660              (3)
Nathan H. Peck, Jr. ..........................    139,936              (3)
Directors
Douglas C. Allred.............................        -0-(4)           (3)
Randolph C. Blazer............................ See above               (3)
Wolfgang Kemna................................        -0-(4)           (3)
Roderick C. McGeary...........................    129,476(4)(5)        (3)
Afshin Mohebbi................................        -0-(4)           (3)
Jay H. Nussbaum...............................        -0-(4)           (3)
Alice M. Rivlin...............................        -0-(4)           (3)
All executive officers and directors as a
 group (12 persons)...........................  1,281,983(6)           (3)
Name and Address of 5%
Holders of Common Stock
Cisco Systems, Inc.(7)
170 West Tasman Drive
San Jose, California 95134.................... 15,440,033            9.74%
John A. Levin & Company, Inc.(8)
One Rockefeller Plaza
25th Floor
New York, New York 10020...................... 16,126,947           10.17%
Putnam Investment Management, Inc.(9)
One Post Office Square
Boston, Massachusetts 02109................... 12,573,394            7.93%
Wellington Management Company(10)
75 State Street
Boston, Massachusetts 02109................... 11,807,600            7.45%

--------
(1) With respect to the named executive officers of the Company, includes 375,735 shares of Common Stock subject to stock options granted under the Company's 2000 Long-Term Incentive Plan that either are presently exercisable or will become exercisable within 60 days of September 15, 2001. Also includes certain shares of Common Stock owned directly or indirectly by spouses of named executive officers, children who share the same residence and certain other family members, as to which shares the named executive officers in some instances disclaim beneficial ownership. Unless otherwise indicated below, and with the exception of shares owned directly or indirectly by spouses, children and certain other family members, each of the beneficial owners indicates that he has sole voting and dispositive powers.

(2) All percentages are calculated based on the number of shares of Common Stock that were issued and outstanding as of September 15, 2001, less treasury shares.

(3) Beneficial ownership does not exceed one percent of the shares of Common Stock outstanding.

(4) Messrs. Kemna, McGeary, Mohebbi and Nussbaum each hold options to purchase 15,000 shares of Common Stock, and Ms. Rivlin holds options to purchase 20,000 shares of Common Stock. The options were awarded to them under the Company's 2000 Long-Term Incentive Plan when they became non-employee directors of the Company and, in Ms. Rivlin's case, when she became a non-employee director of the Company and the Chair of the Audit Committee. The options will vest one year after the date of their grant. Due to his employer's policy, Mr. Allred is unable to accept stock option grants from the Company.

(5) Mr. McGeary also holds options to purchase 7,928 shares of Common Stock that were awarded to him by virtue of his status as a non-employee director. The options vested on June 30, 2001.

(6) Includes 420,386 shares of Common Stock subject to stock options granted under the Company's 2000 Long-Term Incentive Plan that either are presently exercisable or will become exercisable within 60 days of September 15, 2001.

(7) The nominee holder of the shares beneficially owned by Cisco Systems, Inc. is Coastdock & Co.

(8) Represents shares beneficially held as of June 30, 2001 by John A. Levin & Co., Inc. and Strategic Investment International (collectively, "Levin"). Levin has sole dispositive and voting power with respect to 124,787 shares and shared dispositive and voting power with respect to 16,002,160 shares.

(9) Represents shares beneficially held as of June 30, 2001 by Putnam Investments, Inc., Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. (collectively, "Putnam"). Putnam has shared dispositive power with respect to 12,573,394 shares and sole voting power with respect to 482,575 shares.

(10) Represents shares beneficially held as of June 30, 2001 by Wellington Management Company, LLP, Wellington Trust Company, NA, Wellington International Management Company Pte Ltd. and Wellington Management International, LLP (collectively, "Wellington"). Wellington has sole dispositive power with respect to 11,679,800 shares and shared dispositive power with respect to 127,800 shares, and has sole voting power with respect to 4,978,700 shares and shared voting power with respect to 55,800 shares.

                       COMPENSATION COMMITTEE REPORT ON
                        EXECUTIVE OFFICER COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation for fiscal year 2001. At the end of fiscal year 2001, the Committee was composed of three outside directors of the Company, Messrs. McGeary (Chair), Allred and Nussbaum, and its responsibilities include reviewing and approving the compensation of the Company's executive officers.

OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES

  The Company has an overall compensation program and specific compensation plans that are designed to enhance corporate performance and stockholder value by aligning the financial interests of executives with those of its stockholders. This linkage is established by tying a significant portion of executive compensation to the Company's financial performance. In pursuit of these objectives, the Company's compensation program is designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve a level of financial performance that will result long-term in positive returns for the Company's stockholders; to reinforce and link executive and stockholder interests through equity-based plans; and to recognize individual performance.

  The Committee has primary responsibility for evaluating the Company's compensation program and specific compensation plans and establishing policies that meet the objectives described above. The Committee determines the compensation of the Chief Executive Officer and the other executive officers of the Company. The Committee considers the performance of the Company in its industry, an individual's current contribution to the Company's performance, and an individual's expected contribution to the Company's future performance. In reviewing the individual performance of the Company's executive officers (other than the Chief Executive Officer), the Committee considers the views of the Chief Executive Officer to whom these officers are responsible.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

  The principal elements of the Company's executive compensation program consist of both annual and long-term programs and include base salary, annual incentive cash bonuses and, at appropriate intervals, long-term incentive compensation in the form of stock option grants and other stock-based awards. The Company also provides retirement, medical and other fringe benefits generally available to Company employees.

 Base Salaries

  Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience and performance of the individual, and comparing such salaries to the competitive marketplace for executive talent, with special emphasis on the Company's primary competitors in the information technology consulting industry. Prior to the separation of the Company from KPMG LLP, each of the Company's named executive officers other than Mr. Lamb held a partnership interest in KPMG LLP, and each of these executive officers were allocated a share of the partnership's earnings. At the beginning of fiscal year 2001, base salaries were established for each of these executive officers. The base salaries were set at levels that were significantly below their cash compensation as partners in KPMG LLP, while bonuses based on the performance of the individual and the Company as a whole were provided for. This reflected a philosophy that a significant portion of the total cash compensation an executive officer receives should be tied to the financial performance of the Company and the individual's contribution to it. Mr. Lamb joined the Company immediately prior to the beginning of fiscal year 2001, and his salary was established based on competitive market conditions for similar positions. Salary adjustments, if any, are determined by the Committee, upon recommendation from the Chief Executive Officer, by evaluating the performance of the Company and its executive officers, taking into account any additional or new responsibilities assumed by individual executive officers in connection with promotions or organizational changes.

 Annual Incentive Bonus

  The Company's executive officers and other key persons are eligible for an annual cash bonus. As indicated above, the bonus awards of the executive officers are based upon the Company's annual financial performance (with special emphasis on operating earnings) and other achievements and the performance of the individual.

 Long-Term Incentive Plan

  The purpose of the Company's 2000 Long-Term Incentive Plan (the "LTIP") is to provide a meaningful equity interest in the Company to senior Company executives and other key employees in a format that is designed to motivate these executives and key employees and align their financial interests with those of stockholders. With respect to the executive officers, awards are especially intended to motivate the officers to achieve Company performance that will result in positive returns for the Company's shareholders, which will also produce financial gains for the officers. The awards are also intended to promote retention of the key officers who are especially important to the Company's success.

 Stock Options

  Stock options are granted by the Committee under the U.S. and International Stock Option Model that was approved by the Committee in February 2000 and modified in August 2000, in both instances with the advice of independent compensation consultants. Stock options are granted with an exercise price equal to the market price of the Common Stock and typically are subject to vesting over a period of years. Stock options thus are designed to align the interests of executives with those of Company stockholders, since no benefit inures to the employee unless the stock price increases. During fiscal year 2001, all stock awards under the LTIP were non-qualified stock option awards.

 Restricted Stock Awards

  The Committee is authorized to grant restricted stock awards and make related loans upon such terms and conditions as it may approve. The awards may be subject to restrictions that lapse over time and that may cause forfeiture of the applicable shares if the executive voluntarily leaves the employ of the Company or is discharged. In conjunction with these restricted stock grants, the Company may make loans to recipients.

 Other Awards

  The Committee also is authorized to grant bonus stock awards (which are vested upon grant), performance share awards and stock appreciation rights.

CHIEF EXECUTIVE OFFICER COMPENSATION

  For fiscal year 2001, the compensation of Mr. Blazer was determined by the Committee. Mr. Blazer received a salary of $1,000,000, which was established on July 1, 2000. In addition, the Committee determined that based on the Company's financial performance in fiscal year 2001 (especially as measured by operating earnings) and Mr. Blazer's special accomplishments, including the successful completion of the Company's initial public offering, a cash bonus of $150,000 was merited. During fiscal year 2001, Mr. Blazer also received a stock option grant of 49,553 shares in July 2000 and a stock option grant of 400,466 shares shortly before the Company's initial public offering in February 2001.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION EXPENSE UNDER FEDERAL TAX LAWS

  The Committee has considered the impact of provisions of Section 162(m) of the Internal Revenue Code of 1986 (the "Code") that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the Company's Chief Executive Officer and its four other most highly compensated officers. Pursuant to a transition rule in the regulations promulgated under Section 162(m) that applies to companies, such as KPMG Consulting, that become subject to Section 162(m) by reason of becoming publicly held, the deductibility of the Company's compensation payments currently is not subject to the limitations of Section 162(m), and the Company expects that this provision will not limit its tax deductions for executive compensation in the near term.

                             Roderick C. McGeary, Chair
                             Douglas C. Allred
                             Jay H. Nussbaum

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual, long-term and other compensation for services in all capacities to the Company for the fiscal years ended June 30, 1999, 2000 and 2001 of those persons who were the Chief Executive Officer and the four other most highly compensated officers of the Company in fiscal year 2001. The amounts reported below under the columns captioned "Salary," "Bonus," and "Long-Term Compensation--Securities Underlying Options" are payable under and in accordance with the Company's annual and long-term compensation plans as described above in the "Compensation Committee Report on Executive Officer Compensation." No stock appreciation rights ("SARs") were granted during fiscal year 2001.

                           SUMMARY COMPENSATION TABLE

                                                                    Long-Term
                                      Annual Compensation         Compensation
                                     ---------------------    ---------------------
Name and Principal                                            Securities Underlying  All Other
Position                 Fiscal Year Salary($)   Bonus($)          Options(#)       Compensation
------------------       ----------- ---------   --------     --------------------- ------------
Randolph C. Blazer......    2001     $1,000,000 $  150,000           450,019          $ 5,100(1)
 Chairman of the Board,     2000(2)   2,806,133    600,000            69,375              -0-
  Chief Executive Officer   1999      1,695,673  1,300,000               -0-              -0-
  and President
Bradley J. Schwartz.....    2001        800,000    125,000           319,999            5,100(1)
 Group Executive Vice       2000(2)   2,244,730    500,000            49,553            2,400(1)
  President,                1999      1,016,192  1,000,000               -0-              -0-
 Worldwide Client
  Service and
 Financial Services
Michael J. Donahue......    2001        800,000    100,000           214,999            5,100(1)
 Group Executive Vice       2000(2)   2,244,730    150,000            39,643            2,400(1)
  President                 1999      1,242,544    700,000               -0-              -0-
 and Chief Operating
  Officer
Robert C. Lamb, Jr. ....    2001        793,333     75,000           135,000              -0-
 Executive Vice             2000(3)      16,346    500,000(4)         39,643          273,746(4)
  President and
 Chief Financial Officer
Nathan H. Peck, Jr......    2001        720,000     75,000           155,000            5,100(1)
 Executive Vice             2000(2)   1,907,255    400,000            29,732            2,400(1)
  President,                1999      1,072,674    400,000               -0-              -0-
 Support Operations

--------

(1) Constitutes matching contributions under the Company's 401(k) Savings Plan.

(2) Fiscal year 2000 compensation for the twelve-month period ended June 30, 2000 set forth in the summary table reflects two components. For the first seven months of fiscal year 2000, Messrs. Blazer, Donahue, Schwartz and Peck held a partnership interest in KPMG LLP, and each of these executive officers were allocated a share of the partnership's earnings based in part on their contributions to the consulting business of KPMG LLP prior to the separation of KPMG Consulting, Inc. from KPMG LLP. Following the separation of the Company from KPMG LLP as of January 31, 2000, for the last five months of fiscal year 2000, each of these executive officers received compensation as an employee of the Company. As a result, the amount received by these individuals as their respective shares of the profits of KPMG LLP during the first seven months is not comparable to their compensation as employees. The annual compensation of these officers is now comprised of a fixed salary amount as well as a bonus based on the performance of the individual and the Company as a whole.

(3) Mr. Lamb's employment with the Company commenced on June 26, 2000. As a result, his reportable compensation for fiscal year 2000 was for five days' work.

(4) Mr. Lamb received a sign-on bonus of $500,000 and an adjustment for tax considerations of $273,746 to compensate him for the value of significant benefits and substantial appreciation on unvested stock options that he lost when he left his position at his prior employer to join the Company.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

  No stock appreciation rights were granted during fiscal year 2001 to any of the executive officers named in the Summary Compensation Table. The following table sets forth each grant of stock options during fiscal year 2001 to each of the named executive officers. The options listed in the table have a term of 10 years and vest as described in the notes to the table.

                       Option Grants in Last Fiscal Year

                                                Individual Grants
                                               --------------------
                               Number of        % of Total Options  Exercise or            Grant Date
                         Securities Underlying Granted to Employees Base Price  Expiration  Present
Name                      Options Granted(1)      in Fiscal Year     ($/Share)     Date     Value(2)
----                     --------------------- -------------------- ----------- ---------- ----------
Randolph C. Blazer......         49,553                .002           $18.00     7/31/10   $  563,249
                                400,466                .017           $18.00     2/08/11    5,036,380
Bradley J. Schwartz.....         34,687                .001           $18.00     7/31/10      394,273
                                285,312                .012           $18.00     2/08/11    3,588,169
Michael J. Donahue......         24,776                .001           $18.00     7/31/10      281,618
                                190,223                .008           $18.00     2/08/11    2,392,301
Robert C. Lamb, Jr......        135,000                .006           $18.00     2/08/11    1,697,800
Nathan H. Peck, Jr. ....         14,866                .001           $18.00     7/31/10      168,975
                                140,134                .006           $18.00     2/08/11    1,762,367

--------

(1) The options for Messrs. Blazer, Schwartz, Donahue and Peck that expire on July 31, 2010 become exercisable to the extent of one-fourth of the grant on July 31 in each of the years 2001-2004. The options for Messrs. Blazer, Schwartz, Donahue, Lamb and Peck that expire on February 8, 2011 become exercisable to the extent of one-fourth of the grant on August 8 in each of the years 2001-2004.

(2) The values for the grants are based on the Black-Scholes option pricing model. With respect to the options that expire on July 31, 2010, an interest rate of 6.18% based on a 5-year Treasury note rate, stock price volatility of 70%, no dividend yield and option exercises occurring after five years are assumed. Based on these assumptions, the model produces a per option share value of $11.3666. With respect to the options that expire on February 8, 2011, an interest rate of 4.89% based on a 5-year Treasury note rate, stock price volatility of 85%, no dividend yield and option exercises occurring after five years are assumed. Based on these assumptions, the model produces a per option value of $12.5763.

  The following table summarizes information relating to stock option exercises during fiscal year 2001 and the number and value of unexercised stock options previously granted to the executive officers named in the Summary Compensation Table.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                           Shares                  Number of Securities      Value of Unexercised
                         Acquired on   Value      Underlying Unexercised    In-The-Money Options(1)
          Name           Exercise(#) Realized($)    Options at FY-End(#)         at FY-End($)
          ----           ----------- ----------  ------------------------- -------------------------
                                                 Exercisable Unexercisable Exercisable Unexercisable
                                                 ----------- ------------- ----------- -------------
Randolph C. Blazer......    None        None       17,343       502,051        $ 0          $ 0
Bradley J. Schwartz.....    None        None       12,388       357,164          0            0
Michael J. Donahue......    None        None        9,910       244,732          0            0
Robert C. Lamb, Jr. ....    None        None        9,910       164,733          0            0
Nathan H. Peck, Jr. ....    None        None        7,433       177,299          0            0

--------
(1) An "in-the-money" stock option is an option for which the market price, on June 30, 2001, of Company Common Stock underlying the option exceeds the exercise price (i.e., the market price of Company Common Stock when the option was granted). The value shown reflects stock price appreciation since the grant date of the option.

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the total stockholder return on the Common Stock of the Company since it commenced public trading on February 8, 2001 with the total return on the NASDAQ Composite Index and a Peer Group of consulting, technology and systems integration companies identified below for the same period. The graph assumes that $100 is invested initially and all dividends are reinvested.

Indexed Price
                                        NASDAQ               KPMG
                                       Composite          Consulting
   Date            Peer Group            Index               Inc.
   ----            ----------            -----               ----
08-Feb-2001          100.0               100.0               100.0
09-Feb-2001          100.4                96.4                97.9
12-Feb-2001          101.9                97.2                97.9
13-Feb-2001           98.7                94.8                97.4
14-Feb-2001          100.1                97.2                95.8
15-Feb-2001          101.6                99.6                97.9
16-Feb-2001          100.1                94.7                95.8
19-Feb-2001          100.1                94.7                95.8
20-Feb-2001           98.8                90.5                96.6
21-Feb-2001           98.4                88.6                93.4
22-Feb-2001           96.6                87.6                93.4
23-Feb-2001           94.8                88.3                94.2
26-Feb-2001           96.5                90.1                97.4
27-Feb-2001           94.1                86.2                96.1
28-Feb-2001           94.1                84.0                98.2
01-Mar-2001           93.1                85.2                95.8
02-Mar-2001           90.2                82.7                80.9
05-Mar-2001           89.4                83.6                74.5
06-Mar-2001           90.7                86.0                76.9
07-Mar-2001           91.2                86.8                76.4
08-Mar-2001           88.4                84.6                75.0
09-Mar-2001           86.5                80.1                73.2
12-Mar-2001           84.4                75.1                70.3
13-Mar-2001           85.5                78.6                73.7
14-Mar-2001           83.3                77.0                72.1
15-Mar-2001           82.9                75.7                69.2
16-Mar-2001           60.1                73.8                59.6
19-Mar-2001           60.2                76.2                58.0
20-Mar-2001           58.7                72.5                57.0
21-Mar-2001           55.5                71.4                52.4
22-Mar-2001           55.5                74.1                53.5
23-Mar-2001           58.0                75.3                56.4
26-Mar-2001           58.5                74.9                57.2
27-Mar-2001           59.7                77.0                59.3
28-Mar-2001           57.8                72.4                55.6
29-Mar-2001           56.8                71.1                53.0
30-Mar-2001           57.6                71.8                55.4
02-Apr-2001           56.7                69.6                57.2
03-Apr-2001           52.4                65.3                51.1
04-Apr-2001           51.7                64.0                46.4
05-Apr-2001           55.7                69.7                51.6
06-Apr-2001           55.0                67.1                49.2
09-Apr-2001           55.7                68.1                50.7
10-Apr-2001           58.3                72.3                57.5
11-Apr-2001           58.8                74.1                55.6
12-Apr-2001           57.2                76.6                55.1
13-Apr-2001           57.2                76.6                55.1
16-Apr-2001           57.1                74.5                56.0
17-Apr-2001           59.3                75.1                54.5
18-Apr-2001           63.8                81.2                57.1
19-Apr-2001           68.8                85.2                68.1
20-Apr-2001           66.8                84.4                69.7
23-Apr-2001           64.0                80.4                68.1
24-Apr-2001           64.6                78.7                69.7
25-Apr-2001           65.2                80.4                66.9
26-Apr-2001           65.9                79.4                67.3
27-Apr-2001           67.5                81.0                67.8
30-Apr-2001           68.8                82.6                66.5
01-May-2001           68.8                84.6                67.8
02-May-2001           70.2                86.7                69.7
03-May-2001           68.5                83.8                66.0
04-May-2001           71.7                85.5                66.0
07-May-2001           70.3                84.8                66.6
08-May-2001           72.6                85.8                72.5
09-May-2001           72.3                84.2                72.3
10-May-2001           71.2                83.1                69.9
11-May-2001           72.6                82.3                69.8
14-May-2001           71.5                81.3                71.6
15-May-2001           70.3                81.4                69.2
16-May-2001           73.8                84.6                69.0
17-May-2001           74.3                85.6                72.3
18-May-2001           74.8                85.8                72.4
21-May-2001           78.7                90.0                76.4
22-May-2001           79.4                90.3                79.8
23-May-2001           78.3                87.6                79.4
24-May-2001           78.8                89.1                79.6
25-May-2001           77.7                87.9                80.7
28-May-2001           77.7                87.9                80.7
29-May-2001           77.2                84.9                81.7
30-May-2001           74.2                81.4                75.2
31-May-2001           75.1                82.4                76.9
01-Jun-2001           75.9                83.9                77.8
04-Jun-2001           76.5                84.1                78.7
05-Jun-2001           78.7                87.2                80.9
06-Jun-2001           77.7                86.6                78.3
07-Jun-2001           77.8                88.4                79.2
08-Jun-2001           76.9                86.5                79.7
11-Jun-2001           77.3                84.7                76.6
12-Jun-2001           77.4                84.7                74.6
13-Jun-2001           76.3                82.8                72.0
14-Jun-2001           73.2                79.8                69.0
15-Jun-2001           72.9                79.2                71.1
18-Jun-2001           70.1                77.6                61.7
19-Jun-2001           70.1                77.8                64.1
20-Jun-2001           66.7                79.3                64.3
21-Jun-2001           66.6                80.4                67.9
22-Jun-2001           64.6                79.4                66.0
25-Jun-2001           66.4                80.0                67.1
26-Jun-2001           66.7                80.6                65.0
27-Jun-2001           67.3                81.0                63.4
28-Jun-2001           68.5                83.0                63.6
29-Jun-2001           70.4                84.4                65.4

  The Peer Group consists of the following publicly traded consulting, technology and systems integration companies: American Management Systems, Inc., Computer Sciences Corporation, Digitas, Inc., Keane, Inc., Perot Systems Corporation, Sapient Corporation, Scient Corporation and Viant Corporation.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  With respect to all named executive officers, all stock option grants and restricted stock grants under the Company's 2000 Long-Term Incentive Plan provide that any non-vested portion of a stock option grant will vest and any remaining restrictions upon restricted stock shares will be released in the event of certain changes of control of the Company. If such an event were to occur with respect to a named executive officer, all stock options not yet exercisable, including those set forth above in the table captioned "Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values," would vest.

  The Company also provides severance benefits for involuntary terminations of employment, except for discharges for cause or disciplinary reasons, for its Managing Directors, including the named executive officers. Severance pay generally is equal to six months' salary.

                     DIRECTORS' FEES AND OTHER TRANSACTIONS

  Under current Company policy, an annual fee of $25,000 is paid to the directors of the Company who are not employed by the Company on a full-time or other basis. Directors also are paid a fee of $1,000 for attendance at any meeting of the Board or a committee of the Board.

  Under the Company's 2000 Long-Term Incentive Plan, non-employee directors receive stock option grants of 15,000 shares of Common Stock upon their initial election, and the Chair of the Audit Committee receives a 5,000-share stock option grant upon his or her initial appointment to this position. Each director also receives an additional 4,000-share stock option grant immediately following each annual meeting held after 2001.

  The Company has business relationships with the companies with which its directors are associated, and these relationships are described below. These directors are business and technology leaders with in-depth experience in key areas of the Company's business. Their knowledge and experience contributes significantly to the strength of the Company's Board of Directors. None of the business relationships described below are at a level of financial significance that is disclosable under the rules of the Securities and Exchange Commission.

  Douglas C. Allred is Senior Vice President, Cisco Services of Cisco Systems, Inc., and his interest in the matters described below arises solely from such position. The Company and Cisco are parties to an alliance agreement under which they work together to define and deliver comprehensive Internet-based service offerings for enterprises that fall within the Company's industry groups and for the market of local exchange carriers, regional bell operating companies, inter-exchange carriers and Internet service providers.

  Wolfgang Kemna is President and Chief Executive Officer of SAP America, Inc., and his interest in the matters described below arises solely from such position. The Company is an international logo partner of SAP. The logo partnership is a non-exclusive agreement that authorizes the Company to offer SAP consulting, implementation, systems integration and support services to potential users. In addition, the Company has worked with SAP in the development and testing of some of its software applications.

  Afshin Mohebbi is President and Chief Operating Officer of Qwest Communications International, Inc., and his interest in the matters described below arises solely from such position. The Company has a marketing relationship with Qwest Cyber.Solutions LLC ("QCS"), which is owned by Qwest Communications International, Inc. Under this arrangement, the Company works with QCS to develop sales and marketing plans for the distribution of QCS's products and services through the Company, and to market QCS's products and services. In addition, the Company was an equity investor in QCS until December 27, 2000, when the Company decided not to make additional capital contributions.

  Roderick C. McGeary is the Chief Executive Officer of Brience, Inc., and his interest in the matter described below arises solely from such position. In addition, Mr. McGeary is the former Co-Chief Executive Officer and Co-President of the Company. In August 2000, the Company made a commitment to invest $1.0 million in common and preferred securities of Brience, LLC. The Company has paid $500,000 of this commitment and remains obligated to make an additional investment of $500,000. Several of the Company's executive officers have also made personal investments in Brience.

  Jay H. Nussbaum is Executive Vice President, Oracle Service Industries of Oracle Corporation, and his interest in the matters described below arises solely from such position. The Company is a systems integrator for Oracle's application software and data base technology. In addition, the Company has acted as an advisor to Oracle in the development and testing of certain of its new products, including customer management, procurement and business intelligence software.

                   TRANSACTIONS WITH SIGNIFICANT STOCKHOLDERS

  The Company engaged in reportable transactions with two stockholders that held more than 5% of the Company's Common Stock during fiscal year 2001--Cisco Systems, Inc. and KPMG LLP. As of September 15, 2001, Cisco owned approximately 9.74% of the Company's outstanding Common Stock. The disclosures with respect to transactions with KPMG LLP are provided solely because KPMG LLP held more than 5% of the Common Stock prior to the Company's initial public offering. In connection with the Company's initial public offering in February 2001, KPMG LLP and its active partners sold all of the shares of Common Stock that they owned.

  Pursuant to the alliance agreement described above in "Directors' Fees and Other Transactions," during fiscal year 2001, Cisco made payments to the Company of approximately $22.4 million, and the Company made payments to Cisco of approximately $3.3 million. In addition, in connection with the Company's initial public offering, the Company repurchased 1.4 million shares of its Series A Mandatorily Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") from Cisco for $378.3 million, and Cisco converted its remaining shares into approximately 15.4 million shares of the Company's Common Stock. The price at which the shares were repurchased and the number of shares of Common Stock that were received upon conversion of the Series A Preferred Stock were determined based on formulas that were established when Cisco originally purchased the Series A Preferred Stock on January 1, 2000. Cisco also was paid $32 million in dividends on its Series A Preferred Stock relating to fiscal year 2001.

  During fiscal year 2001, KPMG LLP provided the Company with certain shared services, including services relating to human resources, employee benefits, benefits administration, property management, technology infrastructure, and other administrative functions. In addition, the Company was allocated a portion of its office space from KPMG LLP. During fiscal year 2001, the amounts owed by the Company to KPMG LLP for shared services and allocated office space were $179.4 million and $55.5 million, respectively. In addition, the Company purchased $16.1 million of internal use software from KPMG LLP at its net book value. Additional details regarding transactions between the Company and KPMG LLP may be found in the Company's Registration Statement on Form S-1 relating to its initial public offering.

                        REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

  The Audit Committee (the "Committee") consisted of Messrs. Nussbaum (Chair), Kemna and Mohebbi until October 1, 2001, and this Report is submitted by the Committee as so constituted. On October 1, 2001, Ms. Rivlin became a director and was designated to serve as Chair of the Committee. At that time, Mr. Nussbaum ceased to be a member of the Committee. Each of the members of the Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Committee operates under a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Appendix A.

  The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems;
(2) serve, together with the Board of Directors, as the ultimate authority to which the independent accountants and the independent auditors are accountable;
(3) have, together with the Board of Directors, the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants; (4) monitor the independence and performance of the independent accountants and internal auditors; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors and the Board of Directors.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 2001

  The members of the Committee have reviewed the audited financial statements of the Company for the fiscal year ended June 30, 2001 and have had their questions answered by the Company's management and Grant Thornton LLP, the Company's independent public accountants. The members of the Committee also have reviewed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  The members of the Committee have also reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to the independence of Grant Thornton LLP.

  Based on the Committee's review and discussions noted above, the members of the Committee recommended to the Board of Directors that the Company's audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission.

                             Jay H. Nussbaum,
                              Chair (until October 1, 2001)
                             Wolfgang Kemna
                             Afshin Mohebbi

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  The Company provides all stockholders with the opportunity, under certain circumstances and consistent with SEC Rule 14a-8, to participate in the governance of the Company by submitting proposals they believe merit consideration at the Annual Meeting of Stockholders to be held in November 2002. To enable management adequately to analyze and respond to proposals and to prepare appropriate proposals for presentation in the Company's Proxy Statement for the 2002 Annual Meeting, any such proposal must be received by the Company no earlier than July 10, 2002 and no later than August 9, 2002, addressed to the attention of its Secretary at its principal place of business in McLean, Virginia.

                               ACCOUNTING MATTERS

  The Board of Directors first appointed Grant Thornton LLP as its auditors in September 1998. The audit services rendered by Grant Thornton LLP for the fiscal year ended June 30, 2001 included examination of the financial statements of the Company, its subsidiaries and affiliates and their employee benefit plans, review of unaudited quarterly financial information, consultation in connection with the preparation of the Annual Report to Stockholders and the filing of the Form 10-K Annual Report with the Securities and Exchange Commission, assistance in connection with the Company's initial public offering, issuance of reports of compliance with debt and other agreements, and consultation with Company personnel on accounting and related matters.

  Representatives of Grant Thornton LLP will attend the Annual Meeting of Stockholders and will be available to respond to appropriate questions submitted by stockholders.

 Audit Fees

  The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and the reviews of the financial statements included in the Company's Registration Statement on Form S-1 and its Quarterly Reports on Form 10-Q for fiscal year 2001 were $610,600.

 Financial Information Systems Design and Implementation Fees

  Grant Thornton LLP did not perform any financial information systems design, implementation or related services for the Company during the year ended June 30, 2001.

 All Other Fees

  The aggregate fees billed by Grant Thornton LLP for fiscal year 2001 for services other than those described above were $815,400, of which $703,400 were for services relating to the Registration Statement on Form S-1 and $112,000 related to other services.

  The Audit Committee considered whether the provision by Grant Thornton LLP of the services described under "All Other Fees" above is compatible with maintaining Grant Thornton LLP's independence.

                                 OTHER MATTERS

  Management is not aware of any other matters that will be brought before the meeting. If any matters properly come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting or any adjournment or adjournments thereof, the proxy holders will vote in accordance with their judgment as to the best interests of the Company and its stockholders with respect to such matters.

                           INCORPORATION BY REFERENCE

  Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the Compensation Committee Report on Executive Officer Compensation, the Report of the Audit Committee of the Board of Directors and the comparative stock performance graph shall not be deemed to be incorporated by reference into any such filing.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE

                                       OF

                             THE BOARD OF DIRECTORS

                                       OF

                             KPMG CONSULTING, INC.
                        (Amended as of January 17, 2001)

I. PURPOSES; AUTHORITY.

  A. The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of KPMG Consulting, Inc. (the "Company") in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Committee is to:

    1. Serve as an independent and objective body to monitor the Company's financial reporting process and internal control systems;

    2. Serve, together with the Board, as the ultimate authority to which the independent auditor (the "Independent Auditor") and the internal auditing department ("Internal Audit") are accountable, and have, together with the Board, the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Auditor (or to nominate the Independent Auditor to be proposed for stockholder approval in any proxy statement);

    3. Monitor the independence and performance of the Independent Auditor and Internal Audit, including reviewing their audit efforts; and

    4. Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board.

  B. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the Independent Auditor, Internal Audit and anyone else in the Company. The Committee may retain, at the Company's expense, such special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties. Alternately, the Committee may refer any matter to the Board to determine whether an investigation of a particular matter is appropriate and, if so, how it shall be conducted.

II. COMPOSITION AND EXPERTISE; MEETINGS.

  A. The Committee shall be comprised of three or more directors as determined by the Board.

  B. All members of the Committee shall be independent directors, free from any relationship to the Company that may interfere with the exercise of their independence from management and the Company.

  C. All members of the Committee shall be financially literate. To be financially literate, a person shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, or shall become able to do so within a reasonable period of time after his or her appointment to the Committee.

  D. At least one member of the Committee shall have, and continue to have, past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

  E. Committee members shall be appointed by, and serve at the pleasure of, the Board. Committee members shall have the qualifications specified in this Charter and shall meet any other requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"). Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

  F. The Board shall appoint a Chairman who will preside at Committee meetings and report on behalf of the Committee to the Board. If the Chairman is not present at a meeting, the members of the Committee shall, by majority vote, elect a member to serve as the Chairman for that meeting.

  G. The Committee generally will meet four times annually, but may meet more or less frequently as circumstances dictate. In addition to regularly scheduled meetings, the Committee shall meet at the request of any member. The Committee shall meet privately in executive session at least annually with the Director of Internal Audit and the Independent Auditor. In addition, the Committee shall meet privately in executive session at any time upon the request of management, the Director of Internal Audit or the Independent Auditor.

  H. A majority of the entire Committee shall constitute a quorum for the transaction of business. The action of a majority of the members present at a meeting at which a quorum is present shall be the action of the Committee. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if the unanimous written consent that sets forth the action is signed by each member of the Committee and filed with the minutes of the proceedings of the Committee. The Committee may establish such other rules of procedure for its business as it deems desirable.

III.DUTIES AND RESPONSIBILITIES.

  The Committee's specific responsibilities and duties shall include the following:

  A. Review Procedures.

    1. Review and reassess the adequacy of this Charter at least annually and recommend to the Board any appropriate extensions or changes in the duties of the Committee. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations;

    2. Review the Company's annual audited financial statements in draft and substantially final form prior to filing or distribution. Review should include discussion with management and the Independent Auditor of significant issues regarding accounting principles, practices and judgments and discussions with the Independent Auditor about the quality of the accounting principles as applied in the preparation of the Company's financial statements. If significant issues are identified prior to filing or distribution of the annual audited financial statements, the Committee shall be informed of these issues and shall either meet to review them or discuss them by telephone conference call;

    3. With respect to the Company's annual and quarterly financial statements, discuss any items required to be communicated by the Independent Auditor in accordance with Statement of Auditing Standards Number 61. The Chairman of the Committee may represent the entire Committee for purposes of this discussion;

    4. In consultation with management, the Independent Auditor, and Internal Audit, consider the integrity of the Company's financial reporting processes and controls. Review recommendations presented by the Independent Auditor in their "management letter," including the status of previous recommendations, together with management's responses, and discuss the adequacy of staffing, including the quality of the Company's financial and accounting personnel;

    5. Review the Independent Auditor's audit plan and discuss the general audit approach, scope, staffing and reliance upon management and Internal Audit;

    6. Following completion of the annual audit, review separately with each of management, the Independent Auditor and Internal Audit any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information; and

    7. Review any significant disagreements, disputes or difficulties among management and the Independent Auditor or Internal Audit in connection with the preparation of the financial statements and other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

  B. Internal Audit Department and Legal Compliance.

    1. Review an annual report from Internal Audit regarding its activities, audit plan, budget and staffing. Review any significant reports prepared for management by Internal Audit and management's response and follow-up to these reports;

    2. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies; and

    3. Review management's monitoring of compliance with the Company's Code of Business Conduct, including particularly whether management has the proper review system to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

  C. Other Audit Committee Responsibilities.

    1. Prepare a report to stockholders to be included in the Company's annual proxy statement as required by the SEC regulations;

    2. Annually report to the Board on the Committee's activities. Provide the Board with such additional reports as are appropriate; and

    3. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

IV. RELATIONSHIP WITH INDEPENDENT AUDITOR.

  A. The Independent Auditor is ultimately accountable to the Committee an the Board of Directors. The Committee shall review the independence and performance of the Independent Auditor and shall review the fees and any other significant compensation to be paid to them. The Committee shall annually recommend to the Board the appointment of the Independent Auditor or approve any discharge of the Independent Auditor when circumstances warrant.

  B. On at least an annual basis, the Committee shall review a formal written statement from the Independent Auditor delineating all relationships between the Independent Auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall discuss with the Independent Auditor any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor and, if appropriate, take action or recommend that the Board take appropriate action to oversee the independence of the Independent Auditor.

V. LIMITATION ON COMMITTEE RESPONSIBILIITES.

  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, among management, the Independent Auditor or Internal Audit or to assure compliance with laws and regulations.

                                  DETACH HERE

                                     PROXY

                             KPMG CONSULTING, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoint(s) David W. Black and David R. Schwiesow, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of KPMG Consulting, Inc. to be held on November 7, 2001 and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

------------                                                     ------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
   SIDE                                                             SIDE
------------                                                     ------------


[X]   Please mark
      votes as in
      this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR-NOMINEES LISTED BELOW.

      To elect as Class I Directors:
      Nominees: (01) Douglas C. Allred (02) Afshin Mohebbi

          FOR                            WITHHELD
          ALL     [___]          [___]   FROM ALL
        NOMINEES                         NOMINEES

   [____] ______________________________________
          For all nominees except as noted above

                                                                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [___]

                                                                     Please date and sign exactly as name(s) appear(s) hereon.
                                                                     If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not
                                                                     signing as an individual stockholder.



Signature:__________________________________  Date: ___________  Signature: _____________________________  Date: ______________